Exhibit 4.1

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING, OVER THE WEB-BASED PLATFORM MAINTAINED BY SEEDINVEST TECHNOLOGY, LLC (THE “PLATFORM”) OR THROUGH SI SECURITIES, LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(g). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILIBLE ON THE PLATFORM OR PROVIDED BY THE COMPANY AND/OR BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

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THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

To:	Denim.LA, Inc. 8899 Beverly Blvd., Suite 600 West Hollywood, CA 90069

Ladies and Gentlemen:

1.	Subscription.

(a)         The Investor hereby irrevocably subscribes for and agrees to purchase shares (the “Shares”) of Series A-2 Preferred Stock convertible into Common Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), of Denim.LA, Inc., a Delaware corporation (the “Company”), at a purchase price of $0.50 per share of Series A-2 Preferred Stock (the “Per Security Price”), rounded down to the nearest whole share based on Investor’s subscription amount, upon the terms and conditions set forth herein. The purchase price of each Share is payable in the manner provided in Section 3(a) below. The Shares being subscribed for under this Subscription Agreement and the Common Stock issuable upon the conversion of such Shares are sometimes referred to herein as the “Securities.” The rights and preferences of the Securities are as set forth in the Amended and Restated Certificate of Incorporation of the Company, available in the Exhibits to the Offering Statement of the Company filed with the SEC (the “Offering Statement”).

(b)         Investor understands that the Securities are being offered pursuant to the Offering Circular dated August __, 2017 and its exhibits (the “Offering Circular”) as filed with the Securities and Exchange Commission (the “SEC”). By subscribing to the Offering, Investor acknowledges that Investor has received and reviewed a copy of the Offering Circular and Offering Statement and any other information required by Investor to make an investment decision with respect to the Securities.

(c)         This Subscription may be accepted or rejected in whole or in part, at any time prior to the Termination Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed to purchase hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate.

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(d)         The aggregate number of shares of Series A-2 Preferred that may be sold by the Company in this offering shall not exceed 20,000,000 Shares (the “Maximum Shares”). The Company may accept subscriptions until [DATE], unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such additional period as may be required to sell the Maximum Shares (the “Termination Date”). Provided that subscriptions for at least 400,000 Shares are received (the “Minimum Offering”), the Company may elect at any time to close all or any portion of this offering on various dates at or prior to the Termination Date (each a “Closing”).

(e)          In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f)          The terms of this Subscription Agreement shall be binding upon Investor and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall be acknowledge, agree, and be bound by the representations and warranties of Investor, terms of this Subscription Agreement, and the Company consents to the transfer in its sole discretion.

2.          Joinder to Investment Agreements. By subscribing to the Offering and executing this Subscription Agreement, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) hereby joins as a party that is designated (a) as an “Investor” under each of (i) the Amended and Restated Investors’ Rights Agreement to be dated as of the initial Closing, in substantially the form attached hereto as Exhibit A (the “Investors’ Rights Agreement”), and (ii) the Amended and Restated Right of First Refusal Agreement and Co-Sale Agreement to be dated as of the initial Closing, in substantially the form attached hereto as Exhibit B (the “First Refusal Agreement”), and (b) as a “Rights Holder” under the Amended and Restated Voting Agreement to be dated as of the initial Closing, in substantially the form attached hereto as Exhibit C (the “Voting Agreement”), in each case as entered into by and among the Company, the investors in the Company’s Series Seed Preferred Stock, Series A Preferred Stock and Series A-2 Preferred Stock, and certain other stockholders of the Company. The Investors’ Rights Agreement, First Refusal Agreement and Voting Agreement collectively are referred to herein as the “Investment Agreements”. Any notice required or permitted to be given to Investor under any of the Investment Agreements shall be given to Investor at the address provided with Investor’s subscription. Investor confirms that Investor has reviewed the Investment Agreements and will be bound by the terms thereof as a party who is designated as an “Investor” under the Investors’ Rights Agreement and the First Refusal Agreement, and as a “Rights Holder” under the Voting Agreement.

3.          Purchase Procedure.

(a)         Payment. The purchase price for the Shares shall be paid simultaneously with Investor’s subscription. Investor shall deliver payment for the aggregate purchase price of the Securities by ACH electronic transfer or by wire transfer to an account designated by the Company.

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(b)       Escrow Arrangements. Payment for the Securities by Investor shall be received by The Bryn Mawr Trust Company of Delaware (the “Escrow Agent”) from Investor by transfer of immediately available funds via wire or ACH, or other means approved by the Company at least two days prior to the applicable Closing in the amount of Investor’s subscription using the instructions below. Tendered funds will remain in escrow until both the Minimum Offering amount of $200,000 has been reached and a Closing has occurred. In the event the Minimum Offering amount of shares has not been sold by the date that is one year from the qualification of this offering with the SEC, or sooner terminated by the company, any money tendered by Investor will be promptly returned by the Escrow Agent.

Upon a successful Closing, the Escrow Agent shall release Investor’s funds to the Company. The Investor shall receive notice and evidence of the digital entry of the number of the Securities owned by Investor reflected on the books and records of the Company and verified by VStock Transfer, LLC (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by the Investor, the Transfer Agent may record the Shares beneficially owned by the Investor on the books and records of the Company in the name of any other entity as designated by the Investor.

Bank Name	Bryn Mawr Trust Company
Address	801 Lancaster Ave, Bryn Mawr PA 19010
Routing Number	031908485
Account Number	069-6964
Account Name	Trust Funds
Further Instructions	SeedInvest - DSTLD

(c)        Conversion of Promissory Notes. Notwithstanding the foregoing, Investor may pay the purchase price for the Shares by cancellation or conversion of indebtedness of the Company to the Investor. In the event that payment by Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the applicable Closing any evidence of indebtedness or shall execute an instrument of cancellation and lost promissory note and indemnity agreement in form and substance acceptable to the Company. Each Investor, to the extent that such Investor is a holder of any promissory note of the Company being converted and/or cancelled in consideration of the issuance hereunder of Shares to such Investor, hereby agrees that the entire amount owed to such Investor under such note is being tendered to the Company in exchange for the applicable Shares, and effective upon the Company’s and such Investor’s execution and delivery of this Agreement (including without limitation pursuant to that certain Subscription Agreement Attachment), without any further action required by the Company or such Investor, such note and all obligations set forth therein shall be immediately deemed repaid in full and terminated in their entirety, including, but not limited to, any security interest effected therein.

4.          Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing:

(a)          Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Securities and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)          Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)          Authority for Agreement. The acceptance by the Company of this Subscription Agreement and of Investor’s joinder as a party to each of the Investment Agreements, and the consummation of the transactions contemplated hereby and thereby, are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, each of this Subscription Agreement and the Investment Agreements, shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

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(d)          No Filings. Assuming the accuracy of Investor’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)          Capitalization. The outstanding shares of Common Stock, Series Seed Preferred Stock, Series A Preferred Stock, options, warrants and other securities of the Company immediately prior to the initial Closing is as set forth in “Security Ownership” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f)          Financial Statements. Complete copies of the Company’s financial statements, consisting of the statement of financial position of the Company as of its fiscal year end on December 31, 2015 and December 31, 2016, and the related consolidated statements of income and cash flows for the respective periods then ended (collectively, the “Financial Statements”), have been made available to Investor and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the respective periods indicated. Artesian CPA, LLC, which has audited the Financial Statements at December 31, 2015 and December 31, 2016, and for each fiscal year then ended, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g)          Proceeds. The Company shall use the proceeds from the issuance and sale of the shares of Series A-2 Preferred sold in the offering as set forth in “Use of Proceeds” in the Offering Circular.

(h)          Litigation. Except as disclosed in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

5.          Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing:

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(a)          Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement, to join as a party to each of the Investment Agreements, and to carry out the provisions of such respective agreements. All action on Investor’s part required for the lawful subscription to the offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Subscription Agreement and each of the Investment Agreements will be valid and binding obligations of Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)          Company Information. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c)          Investment Experience. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Securities, and to make an informed decision relating thereto; or Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Securities, and to make an informed decision relating thereto.

(d)          Investor Determination of Suitability. Investor has evaluated the risks of an investment in the Securities, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character, and at this time Investor could bear a complete loss of Investor’s investment in the Company.

(e)          No Registration. Investor understands that the Securities are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the shares of Series A Preferred in the offering. Investor further understands that the Securities are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996. Investor covenants not to sell, transfer or otherwise dispose of any Securities unless such Securities have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

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(f)           Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Securities.

(g)           Accredited Investor Status or Investment Limits. Investor represents that either:

(i)          Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(ii)         The purchase price, together with any other amounts previously used to purchase Shares in this offering, does not exceed 10% of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor's most recently completed fiscal year end).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(h)          Stockholder Information. Within five days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. Investor further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(i)          Valuation. Investor acknowledges that the price of the shares of Series A Preferred to be sold in this offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company6 may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(j)          Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(k)          Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

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5.          Indemnity. The representations, warranties and covenants made by Investor herein shall survive the closing of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6.          Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

EACH OF INVESTOR AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF CALIFORNIA AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF INVESTORS AND THE COMPANY ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. INVESTOR AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 7 AND PROVIDED WITH INVESTORS SUBSCRIPTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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7.          Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

Denim.LA, Inc.
8899 Beverly Blvd., Suite 600
West Hollywood, CA 90069

If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

8.          Miscellaneous.

(a)          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)         This Subscription Agreement is not transferable or assignable by Investor.

(c)          The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d)          None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(e)          In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f)          The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g)         This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h)         The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

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(i)       The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j)       This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k)        If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l)       No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.          Subscription Procedure.

Each Investor, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Investor’s investment through the Platform and confirms such Investor’s electronic signature to this Agreement. Investor agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Agreement and Online Acceptance establishes such Investor’s acceptance of the terms and conditions of this Agreement.

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